                                                                    EXHIBIT 3.43

                         CERTIFICATE OF INCORPORATION
                                      OF
                    INDEPENDENCE MATERIAL HANDLING COMPANY


     1.  The name of the corporation is Independence Material Handling Company.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of stock which the corporation shall have authority to issue is One Hundred (100) and the par value of each of such shares is Ten Dollars and No Cents ($10.00) amounting in the aggregate to One Thousand Dollars and No Cents ($1,000.00).

     5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

     6.  The name and mailing address of the sole incorporator is:

               L.J. Vitalo
               Corporation Trust Center
               1209 Orange Street
               Wilmington, Delaware  19801

     7. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

     8. The corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.


     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the

General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 5th day of June, 1996.


                                    /s/ L. J. Vitalo
                                   -----------------------
                                        L. J. Vitalo
                                        Sole Incorporator

                  CERTIFICATE OF CORRECTION FILED TO CORRECT
               CERTAIN ERROR IN THE CERTIFICATE OF INCORPORATION
                   OF INDEPENDENCE MATERIAL HANDLING COMPANY
                 FILED IN THE OFFICE OF THE SECRETARY OF STATE
                         OF DELAWARE ON JUNE 5, 1995.



          INDEPENDENCE MATERIAL HANDLING COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     1.   The name of the corporation is INDEPENDENCE MATERIAL HANDLING COMPANY.

     2. That a Certificate of INDEPENDENCE MATERIAL HANDLING COMPANY was filed by the Secretary of State of Delaware on June 5, 1996 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

     3. The inaccuracy or defect of said Certificate to be corrected is as follows: Number of shares authorized should be 1,000 shares not 100 shares.

     4. Article 4 of the Certificate is corrected to read as follows: The total number of shares of stock which the corporation shell have authority to issue is One Thousand (1,000) and the par value of each of such shares is Ten Dollars and No Cents ($10.00) amounting in the aggregate to Ten Thousand Dollars and No Cents ($10,000,00).

          IN WITNESS WHEREOF, said INDEPENDENCE MATERIAL HANDLING COMPANY has caused this Certificate to be signed by D.C. Hegger its Vice President and attested by J.C. Sevem, its secretary, this seventh day of June, 1996.

                                        INDEPENDENCE MATERIAL HANDLING COMPANY


                                        By: /s/ David C. Hegger
                                           -----------------------------------



ATTEST


By /s/ James C. Sevem
  -----------------------------------------
       Secretary